UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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COMMVAULT®

Data Protection Redefined

Safe Harbor and Non-GAAP Financial Measures

Additional Information

Commvault has filed a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with its solicitation of proxies for its 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting"). COMMVAULT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Commvault with the SEC without charge from the SEC's website at www.sec.gov.

Certain Information Regarding Participants

Commvault, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Commvault's stockholders in connection with the matters to be considered at the 2023 Annual Meeting. Additional Information can be found in the proxy statement and other materials to be filed with the SEC. These documents may be obtained free of charge through the SEC's website at www.sec.gov.

Safe Harbor Statement

This document may include forward-looking statements, including statements regarding financial projections and future performance. All statements that relate to our beliefs, plans, and expectations regarding the future, including the current macro-economic environment, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, the development and timing of any product release as well as features or functionality remain at our sole discretion. Actual results may differ materially due to certain risks and uncertainties. For a discussion of the risks and uncertainties affecting our business, please see the risk factors contained in our SEC filings and in the cautionary statement contained in our press release. The company undertakes no responsibility to update the information in this event.

This document also includes references to non-GAAP financial measures. A reconciliation between the non-GAAP and GAAP measures can be found in the appendix to this presentation.

GAAP to Non-GAAP Presentation

In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

Further information relevant to the interpretation of adjusted financial measures, and reconciliations of these adjusted financial measures for historical data to the most comparable GAAP measures, may be found on Commvault's website at www.Commvault.com in the "Investor Relations" section. For additional information, please see the appendix of this presentation.

This presentation includes market data and other statistical information from third party sources, including independent industry publications and other published independent sources. Although we believe that these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information.

Data is everywhere

(And harder to protect than ever before)

89% of companies are multi-cloud[1]

50% of enterprise-critical data will be outside a company's cloud[2]

60% of companies lack complete visibility into where data reside[3]

1. Flexera State of the Cloud Report 2023
2. Gartner 12 Data and Analytics Trends to Keep on Your Radar
3. 5th Annual Nutanix Enterprise Cloud Index

Commvault is the only provider that delivers industry-leading capabilities in a unified platform.

Data, Secured.

Commvault protects data *better*
Proactively detects and diverts attacks

Data, Defended.

Commvault detects threats *faster*
Real time visibility into cyber risks

Data, Recovered.

Commvault recovers *completely*
Predictable resilience and rapid recovery of immutable, trusted data

- ✓ **Enterprise-wide Data resilience**
- ✓ **APIs & integrations**
- ✓ **AI-driven automation**
- ✓ **SaaS & Software delivery**
- ✓ **Real-time visibility, governance & controls**
- ✓ **Lowest TCO**

COMMVAULT'S UNIFIED DATA PROTECTION PLATFORM

Innovative Leadership Team

Evolving Data Protection for the Modern World



Sanjay Mirchandani
President & CEO

Experience: CEO of Puppet, Inc; SVP and GM of APJ at VMware



Gary Merrill
Chief Financial Officer

Experience: 17 years at Commvault; previously Arthur Andersen



Anna Griffin
Chief Marketing Officer

Experience: 25 years as an agency, brand, and global marketing leader



Martha Delehanty
Chief People Officer

Experience: SVP Human Resources at Verizon



Riccardo Di Blasio
Chief Revenue Officer

Experience: CEO of Globetouch; led sales for DXC Technology; Cohesity, VMware and EMC



Tom Broderick
Chief of Strategy

Experience: SVP and Chief of Staff at Puppet, Inc; led Global Operations at EMC



Danielle Sheer
Chief Legal and Compliance Officer

Experience: GC at Carbonite; GC at Bottomline Technologies



Rajiv Kottomtharayil
Chief Product Officer

Experience: 26 years at Commvault

We Built a $100M SaaS Platform in Three Years…

($ in M's)

Metallic is a meaningful growth driver


$9
$3
$51
$24
$101
+2x YoY
$68
+2.8x YoY
FY'21
FY'22
FY'23
SaaS ARR
SaaS Revenue

SaaS ARR is the annualized recurring value of all active SaaS revenue contracts at the end of a reporting period. It excludes any element of the arrangement that is not expected to recur. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365. ARR is a non-GAAP metric and should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams.

While Growing Responsibly

($ in M's unless otherwise noted)

ANNUAL RECURRING REVENUE (ARR)[1]


$518
$583
$668
+14% CAGR
FY'21
FY'22
FY'23

SUBSCRIPTION REVENUE[2]


$195
$268
$348
+34% CAGR
FY'21
FY'22
FY'23

TOTAL REVENUE MIX


$723
$770
$785
77%
81%
85%
+4% CAGR
Recurring
Non-Recurring
FY'21
FY'22
FY'23

NON-GAAP EBIT MARGIN[3]


$137
$162
$160
19%
21%
20%
EBIT %
FY'21
FY'22
FY'23

NON-GAAP FREE CASH FLOW[3]


$2.42
$3.67
$3.65
$116
$173
$167
Free Cash Flow
Free Cash Flow per Share
FY'21
FY'22
FY'23

SHARE REPURCHASES


82%
176%
90%
$95
$305
$151
Share Repurchases
Repurchases as % of FCF
FY'21
FY'22
FY'23

1 ARR is the annualized recurring value of all active revenue contracts at the end of a reporting period. It includes the following contract types: term-based subscription agreements, SaaS contracts, customer support contracts related to perpetual licenses, enhanced customer support contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional service offerings. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.
2 Subscription revenue includes the software portion of term-based licenses and SaaS revenue.
3 Refer to Slide 3 and Slide 17 for a discussion and reconciliation of GAAP to non-GAAP financial measures.

Compensation Supports Strategy and Aligns With Shareholders' Interests

FY 2023 NEO Compensation Program Summary

Component	Format	Adjustments
Base Salary (Cash, 6% CEO / 14% other NEOs)	Fixed Payments	Increase in CRO Compensation
Annual Incentive (Cash, 4% CEO / 9% other NEOs)	60% Revenue Achievement 40% Non-GAAP EBIT Achievement	Same metrics as previous fiscal year
Long-Term Incentive (Equity, 90% CEO / 77% other NEOs)	50%: time-based RSUs 25%: PSUs based on Financial Performance 25%: PSUs based on Relative TSR	Financial performance metric is Total ARR

Pay program motivates value creation

- Pay mix emphasizes pay-for-performance link
- Revenue metric reinforces focus on top-line growth
- Non-GAAP EBIT metric promotes profitability
- Total ARR as our Financial PSU metric aligns with our continued focus on SaaS and Metallic
- Relative TSR aligns long-term executive payouts with shareholder outcomes

Program outcomes reflect company performance

- Annual incentives paid at 71.7% of target for CEO/CFO
- Annual incentive paid 75.0% of target for CRO - Earns his incentive bonus incrementally—based on results for each individual quarter—and his payout percentage therefore was higher.
- Financial PSUs paid at 128% of target
- Long-term relative TSR tranches were paid at target.

Diversity & Tenure Among Directors

With Relevant Cloud and SaaS Experience



Nicholas Adamo
Chairman
Director since 2018
Nominee for election
Experience: Former SVP Americas at Cisco Systems; SVP Global Service Providers at Cisco; various leadership roles at IBM



Sanjay Mirchandani
President and CEO
Director since 2019
Nominee for election
Experience: Former CEO of Puppet Inc.; SVP and GM of APJ at VMWare; CIO of EMC



Martha Bejar
NGC Com Chair
Director since 2018
Nominee for election
Experience: Former CEO of several telecom and technology companies including: Unium, Flow Mobile, Wipro Infocrossing



YY Lee
TM CC Com Chair
Director since 2018
Nominee for election
Experience: SVP and Chief Strategy Officer at Anaplan, Former CEO and COO of FirstRain; GM Cadence Design Systems; Founder Aqueduct Software



Keith Geeslin
Director since 1996
Nominee for election
Experience: Partner at Francisco Partners; previously at Sprout Group, a VC arm of Credit Suisse



Allison Pickens
Director since 2020
Nominee for election
Experience: Former COO of Gainsight; prior experience at Bain Capital Private Equity and Boston Consulting Group



Shane Sanders
Director since 2022
Nominee for election
Experience: Former SVP at Verizon Communications; Director Danaher Corporation



Arlen Shenkman
Operating Com Chair
Director since 2020
Nominee for election
Experience: Former EVP and CFO of Citrix Systems. Previously served as CFO of SAP North America



Charles Moran
Director since 2018
Nominee for election
Experience: Founder and former CEO, Chair of Skillsoft; former CEO of NETg; former CFO and COO of Softdesk



David Walker
Audit Com Chair
Director since 2006
Experience: Former partner at Arthur Andersen LLP; former Director at the University of South Florida St. Petersburg



Todd Bradley
Director since 2020
Experience: Operating Partner at One Equity partners; Former Chairman and CEO of Mozido; President of Tibco Software; various leadership roles at HP

FEMALE DIRECTORS


27%

3
Women

DIRECTOR TENURE


Average
7
years

1	**8**	**2**
Less than 3 years	3-6 years	More than 6 years

ETHNIC DIVERSITY


36%

4
African American, Asian, Hispanic, or Latinx

DIRECTOR AGE


Average
60
years

1	**4**	**6**
Younger than 50	50-59	60 or older

An Engaged Board Open to Feedback and Responsive to Shareholders

Ongoing commitment to shareholder engagement

- Directors and management participate
- August 2022 outreach to top 50 shareholders represented 74% of our outstanding shares

Board of Directors highlights

- Shane Sanders joined our Board of Directors and Audit Committee in December 2022
- Mr. David Walker and Mr. Todd Bradley will not stand for re-election at the Company's 2023 Annual Meeting
- 9 of 11 Directors have joined since 2018
- The average tenure of our Board now is less than 7 years versus ~10 years in 2018 and ~15 years in 2017
- 36% ethnic diversity across Directors
- Expanded directors' education program to include membership to the National Association of Corporate Directors

Governance highlights

- We expect to update our existing clawback policy or adopt a new policy in order to comply with listing standards to be issued in connection with new rules promulgated by the SEC
- Modernized our cybersecurity program to comply with NIST
- Codified and adopted our anti-pledging policy
- Implemented new 10b5-1 plans that are compliant with new SEC rules
- Expanded our sanctions compliance program
- Adopted a Supplier Code of Conduct
- Refreshed and adopted a robust Ethics & Integrity Reporting Policy and Human Rights Policy

Environmental and Social Responsibility Matters

663,300 kilowatt hours in 2022

663,300 kWh avoided in 2022. This is equivalent to **planting 7,773 tree seedlings** grown for 10 years

We routinely use free cooling (cold water) for our datacenters and intermediate distribution frame (IDF) closets as an energy-efficient alternative to traditional mechanical cooling

Employee Wellness

We provide our employees with a variety of health and wellness-related resources to ensure their “best self”

Philanthropic Donations

We reinvest in our communities, donating to a variety of charitable causes around the world

STEM Education

We partner with local schools and universities to support mentorship, internships and fund scholarships

LEED Certified Headquarters in Tinton Falls, NJ

COMMVAULT

Diversity, Equity and Inclusion at Commvault

ENGAGING OUR TEAM

EXPANDED TRAININGS
Introduced 12 new **DEI micro-learnings**

Developed unique leadership workshops for our global female population - **“Confidence U”**

Launched an **executive mentorship program** for 7 top leaders

Our ongoing efforts also include **“Respect at Work”**, Inclusive Hiring and Inclusive Leadership training

Courageous Conversations
Courage is speaking

WE HAD COURAGEOUS CONVERSATIONS on topics such as: Equity in Action | Autism Awareness | Working Parents - Fertility Journeys & Loss

PROGRESS YoY

PERCENTAGE OF FEMALE has increased in key leadership areas

22% → 24% — % of Females in Senior Management

25% → 31% — % of Female Leadership Center of Excellence - India

PERCENTAGE OF TOTAL FEMALE & BIPOC has remained flat

26% → 26% — % of Total Females

37% → 37% — % BIPOC
(Black, Indigenous, People of Color)
Represents US Employee Race and Ethnicity 44% of employee population

FUTURE FORWARD

CONTINUED INVESTMENT IN EMPLOYEES through expanded employee engagements and global collaborations

- ERGs and EAGs continue to foster **cross-cultural learning opportunities**, mentoring, and community-building with 500+ active members
- Enterprise-wide **commitment to holistic wellness**, **work-life balance** and progressive benefits

COMMVAULT WOMEN IN TECH | COMMVAULT MULTI-CULTURE | COMMVAULT VALOR VETERAN & MILITARY | COMMVAULT PRISM | COMMVAULT CAPABILITIES | COMMVAULT ENVIRONMENTAL | COMMVAULT FAMILY SUPPORT NETWORK

ENHANCED FOCUS ON BUILDING DIVERSE TALENT POOLS of global women and BIPOC representation through internships and grassroot partnerships such as: **Breakthrough Tech**, **OBT** and **UNCF**

Investing in Employees at Commvault

EMPLOYEE INVESTMENT

TOOLS, TECHNOLOGY AND WORKSPACES that inspire collaboration and innovation.

HOLISTIC WELLNESS approach to continue health and safety and employee **PHYSICAL AND MENTAL HEALTH RESOURCES**, expanded flexibility.

EMPLOYEE ENGAGEMENT



67%
eNPS*
76%
81%
81%
eNPS*
FY'20
FY'21
FY'22
FY'23

*eNPS: Employee Net Promoter Score measures employees job satisfaction for their willingness to recommend Commvault to others

EMPLOYEE CULTURE

Our commitment to a **culture of belonging** is embraced a remote-first and hybrid approach to work to attract top globally diverse talent.

Invested in our **global communities** through volunteering, charitable giving and relief efforts, such as: donating $75,000 to the **Ukraine through UNICEF** and $11,000 to **Syrian Medical Relief Center.**

INTERNSHIP INVESTMENT

INCREASED DIVERSITY in internship program with broader talent pool with program being remote.

U.S. INTERNSHIP PROGRAM DIVERSITY



Black or African American: 5%
No answer: 14%
Hispanic or Latino: 5%
White: 34%
Asian: 42%

INDIA'S BEST WORKPLACES

We were awarded India's Best Workplaces in Health & Wellness- ranked in the Top 40.

Additionally, this year we were **certified as an Inclusive Workplace.**

Thank You

Appendix

GAAP to Non-GAAP Reconciliations

(unaudited, $ in thousands)

	FY'21	FY'22	FY'23
Non-GAAP financial measures and reconciliation:			
GAAP income (loss) from operations	$ (22,263)	$ 41,566	$ (15,885)
Noncash stock-based compensation	82,086	103,454	103,139
FICA and payroll tax expense related to stock-based compensation	2,196	3,261	2,465
Restructuring	23,471	6,192	15,452
Amortization of intangible assets	5,650	208	1,250
Impairment of intangible assets	40,700	-	-
Headquarters impairment	-	-	53,481
Hedvig deferred payments	5,624	5,622	-
Acquisition costs	-	1,379	-
Non-GAAP income from operations	**$ 137,464**	**$ 161,682**	**$ 159,902**
Non-GAAP free cash flow reconciliation:			
Net cash provided by operating activities	$ 123,955	$ 177,180	$ 170,288
Purchase of property and equipment	(8,176)	(3,911)	(3,241)
Non-GAAP free cash flow	**$ 115,779**	**$ 173,269**	**$ 167,047**

All non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures.